Exhibit 99.4

June 7, 2016

Dear Valued LDR Product Designer or Consultant,

Today is an exciting day for LDR. This morning, it was announced that Zimmer Biomet will be acquiring LDR and merging it with its existing spine business. The transaction is expected to close in the third quarter of 2016, subject to the satisfaction of customary closing conditions. Until then, LDR and Zimmer Biomet will remain independent companies and it will be business as usual.

As you may know, Zimmer Biomet is a global leader in musculoskeletal healthcare committed to helping people live better lives. This transaction will combine LDR’s innovative and highly differentiated products with the broad portfolio of spinal solutions offered by Zimmer Biomet.

The benefits for you are clear. Following the close of the transaction, the combined company will have a comprehensive Spinal technology portfolio consisting of differentiated fusion and market-leading non-fusion devices that will enable us to partner with you across a broad spectrum of patient care. The combined business will maintain an expansive global distribution channel that consists of a hybrid network of direct and independent distributors in both the US and key international markets. In turn, we expect that you will enjoy complete access to an unparalleled portfolio of technologies through the LDR and Zimmer Biomet sales professionals you already know and trust.

As a Product Developer or Consultant for LDR, we want you to know that your contract remains in place and will be honored.

We believe that the combination will create a spine company with scale, talent and the technology portfolio to become a leader in the global spine market and continue to be the partner of choice for surgeons who are creating the spine technologies of the future.

Please continue to engage with your usual points of contact in the normal course of business, and feel free to reach out to your LDR representative with any questions. We will continue to deliver the same level of service and support that you have come to appreciate from LDR.

Our relationship with you is important to our continued success. We appreciate your business, loyalty and support, and are excited about this opportunity to deepen our ability to serve you in our combined efforts to positively change the lives of your patients.

Best regards,

Christophe Lavigne

President and CEO

LDR

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking information related to Zimmer Biomet, LDR and the acquisition of LDR by Zimmer Biomet that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target”, “would” or the negative of these terms or other comparable terms. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the proposed acquisition; anticipated accretion and growth rates; Zimmer Biomet’s and LDR’s plans, objectives, expectations and intentions; the financial condition, results of operations and businesses of Zimmer Biomet and LDR; and the anticipated timing of closing of the acquisition. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements also are based on the current expectations and beliefs of the respective managements of Zimmer Biomet and LDR and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to how many of LDR’s stockholders will tender their shares of LDR common stock in the tender offer and the possibility that the acquisition does not close; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Zimmer Biomet common stock and on Zimmer Biomet’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange rates and interest rates; changes in tax and other laws, regulations and policies; future business combinations or disposals; the uncertainties inherent in research and development; and competitive developments. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Zimmer Biomet and LDR undertake no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes. A further description of risks and uncertainties relating to Zimmer Biomet and LDR can be found in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2015 and in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

Additional Information and Where to Find It

The tender offer referenced in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of LDR common stock or any other securities, nor is it a substitute for the tender offer materials that Zimmer Biomet and its indirect subsidiary, LH Merger Sub, Inc., will file with the SEC. The solicitation and offer to purchase LDR common stock will only be made pursuant to an Offer to Purchase, a related letter of transmittal and certain other tender offer documents. At the time the tender offer is commenced, Zimmer Biomet and LH Merger Sub will file a tender offer statement on Schedule TO, including an Offer to Purchase, a related letter of transmittal and certain other tender offer documents, and LDR will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC, each with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. LDR STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND SOLICITATION/ RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF LDR SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of LDR common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained (when available) for free by contacting Zimmer Biomet or LDR. Copies of the documents filed with the SEC by LDR will be available free of charge on LDR’s website at www.ldr.com or by contacting LDR’s Investor Relations Department at (512) 344-3408. Copies of the documents filed with the SEC by Zimmer Biomet will be available free of charge on Zimmer Biomet’s website at www.zimmerbiomet.com or by contacting Zimmer Biomet’s Investor Relations Department at (574) 267-6131. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Zimmer Biomet and LDR each file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Zimmer Biomet or LDR at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Zimmer Biomet’s and LDR’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.